Exhibit 99.1

Public Relations	NEWS
470 Park Avenue South, New York, NY 10016 (212) 725-4500

FOR IMMEDIATE RELEASE
Contact:	Harvey Kamil	Carl Hymans
	NBTY, Inc.	G.S. Schwartz & Co.
	President & Chief Financial Officer	212-725-4500
	631-200-2020	carlh@schwartz.com

NBTY REPORTS THIRD QUARTER RESULTS

BOHEMIA, N.Y. – July 26, 2007 - NBTY, Inc. (NYSE:NTY) (www.NBTY.com), a leading global manufacturer and marketer of nutritional supplements, today announced results for the fiscal third quarter ended June 30, 2007.

For the fiscal third quarter ended June 30, 2007, net sales were $503 million compared to net sales of $475 million for the fiscal third quarter ended June 30, 2006, an increase of $28 million, or 6%.  Net income for the fiscal third quarter ended June 30, 2007 was $51 million, or $0.74 per diluted share, compared to net income of $30 million, or $0.43 per diluted share for the fiscal third quarter ended June 30, 2006.

For the nine months ended June 30, 2007, net sales were $1.5 billion, compared to net sales of $1.4 billion for the prior like period, an increase of $106 million, or 7%.  Net income for the nine months ended June 30, 2007 was $159 million, or $2.29 per diluted share, compared to $74 million, or $1.07 per diluted share, for the prior like period.  Net income for the nine months ended June 30, 2006 included non-cash charges of $14 million or $0.15 per diluted share primarily related to a trademark impairment charge.  Without these non-cash charges, earnings for the nine months ended June 30, 2006 would have been $1.22 per diluted share.

At June 30, 2007, NBTY had working capital of $552 million and total assets of $1.5 billion.   Included in working capital is $204 million of cash and short term investments, which gives the Company flexibility to respond to opportunities.

OPERATIONS FOR THE FISCAL THIRD QUARTER ENDED JUNE 30, 2007

The Wholesale/US Nutrition division continues to generate solid sales and profit margins and significantly contributes to NBTY’s overall strong performance.

Net sales for the Wholesale/US Nutrition division, which markets Nature’s Bounty, Solgar, Osteo Bi-Flex, Rexall and other brands, increased $21 million, or 9%, to $248 million from $227 million for the prior like quarter.

Gross profit for the Wholesale operation increased to 42% compared to 31% for the prior like quarter.  The increase in gross profit reflects the Company’s ability to generate greater efficiencies in manufacturing and supply chain management resulting from economies of scale.

The Wholesale/US Nutrition division utilizes valuable consumer preference sales data generated by the Company’s Vitamin World retail stores and Puritan’s Pride Direct Response/E-Commerce operations to empower its wholesale customers with this latest data.  The Vitamin World stores are used as a laboratory for new ideas and are an effective tool in determining and monitoring consumer preferences.  This information, as well as scanned sales data from the Vitamin World stores, is shared on a real time basis with our wholesale customers to give them a competitive advantage.

Sales for the North American Retail division decreased $2 million, or 4%, to $56 million from $58 million for the fiscal third quarter ended June 30, 2006.   Vitamin World was profitable for the current fiscal quarter.  However, LeNaturiste, the Company’s Canadian retail chain, operated at a loss during this period.  This resulted in an overall loss for the North American Retail division.  Same store sales for Vitamin World were unchanged from the prior like quarter.  The North American Retail division is focused on improving its performance by rationalizing SKU’s and enhancing visual merchandising.  During the fiscal third quarter of 2007, Vitamin World closed 2 under-performing stores, for a total of 17 closures for the current fiscal year to date.  Vitamin World anticipates closing an additional 3 stores by the fiscal year-end.  Le Naturiste closed 3 stores during the fiscal third quarter, for a total of 11 closures for the fiscal year to date.  At the end of the fiscal third quarter, the North American Retail division operated a total of 545 stores, with 460 in the US and 85 in Canada.

European Retail sales for the fiscal third quarter ended June 30, 2007 increased 9% to $153 million from $140 million for the fiscal third quarter ended June 30, 2006.  These results represent a decrease of 1% in local currency from the prior like period.  Same store sales for this division increased 8% for the current fiscal quarter, but were unchanged in local currency from the prior like period.  The European Retail business continues to leverage its premier status, high street locations and brand awareness.  As of June 30, 2007, the European Retail business operated a total of 623 stores, comprised of 504 Holland & Barrett stores and 31 GNC stores in the UK, 19 Nature’s Way stores in Ireland, and 69 DeTuinen stores in the Netherlands.  During the fiscal third quarter ended June 30, 2007, the European Retail division opened 3 stores.

Net sales from Direct Response/E-Commerce operations for the fiscal third quarter of 2007 decreased 5% to $47 million from $49 million for the fiscal third quarter of 2006.  While more orders were received than in the prior like period, the average order size at Puritan’s Pride decreased to $68 from $77.  However, gross profit for this division increased to 59% from 57% in the prior like quarter, reflecting changes in product mix and manufacturing efficiencies.  Since Puritan’s Pride varies its promotional strategy throughout the fiscal year, the results for this division should be viewed on an annual and not quarterly basis.

Online sales grew to represent 38% of total Direct Response/E-Commerce sales for this fiscal quarter.  This increase  reflects our on-going efforts to garner greater online consumer sales and capitalize on the continuing surge in shopping via the web.  Puritan’s Pride views the Internet as the driver of future growth and continues to incorporate new technologies to expand this business.  Puritan’s Pride remains the leader in the direct response and e-commerce sectors and continues to increase the number of products available via its catalog and web sites.

NBTY Chairman and CEO, Scott Rudolph, said:  “We are pleased to report another quarter of increased revenue and profitability.  These increases reflect ongoing initiatives to drive sales, increase market share and expand our premier position as the leading nutritional supplement company in the world.  We remain confident in our long-term outlook for NBTY and are firmly committed to generating future growth and increasing long-term shareholder value.”

ABOUT NBTY

NBTY is a leading global vertically integrated manufacturer, marketer and distributor of a broad line of high-quality, value-priced nutritional supplements in the United States and throughout the world. Under a number of NBTY and third party brands, the Company offers over 22,000 products, including products marketed by the Company’s Nature’s Bounty® (www.NaturesBounty.com), Vitamin World® (www.VitaminWorld.com), Puritan’s Pride® (www.Puritan.com), Holland & Barrett® (www.HollandAndBarrett.com), Rexall® (www.RexallSundown.com), Sundown® (www.RexallSundown.com), MET-Rx® (www.MetRX.com), WORLDWIDE Sport Nutrition® (www.SportNutrition.com), American Health® (www.AmericanHealthUS.com), GNC (UK)® (www.GNC.co.uk), DeTuinen® (www.DeTuinen.nl), LeNaturiste™ (www.LeNaturiste.com), SISU® (www.SISU.com), Osteo Bi-Flex® (www.osteobiflex.com), PureProtein® (www.pureprotein.net), Solgar® (www.Solgar.com) and Ester-C® (www.Ester-C.com) brands.

This release refers to non-GAAP financial measures, such as Adjusted EBITDA.  “ADJUSTED EBITDA” is defined as net income, excluding the aggregate amount of all non-cash losses reducing net income, plus interest, taxes, depreciation and amortization.  This non-GAAP financial measure is not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.  A reconciliation of the non-GAAP measure to the comparable GAAP measure is included in the attached financial tables.  Management believes the presentation of Adjusted EBITDA is relevant and useful because Adjusted EBITDA is a measurement industry analysts utilize when evaluating NBTY’s operating performance.  Management also believes Adjusted EBITDA enhances an investor’s understanding of NBTY’s results of operations because it measures NBTY’s operating performance exclusive of interest and non-cash charges for depreciation and amortization.  Management also provides this non-GAAP measurement as a way to help investors better understand its core operating performance, enhance comparisons of NBTY’s core operating performance from period to period and to allow better comparisons of NBTY’s operating performance to that of its competitors.

This release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to our financial condition, results of operations and business.  These forward-looking statements can be identified by the use of terminology such as “subject to,” “believe,” “expects,” “plan,” “project,” “estimate,” “intend,” “may,” “will,” “should,” “can,” or “anticipates,” or the negative thereof, or variations thereon, or comparable terminology, or by discussions of strategy.   Although all of these forward looking statements are believed to be reasonable, they are inherently uncertain.  Factors which may materially affect such forward-looking statements include: (i) slow or negative growth in the nutritional supplement industry; (ii) interruption of business or negative impact on sales and earnings due to acts of God, acts of war, terrorism, bio-terrorism, civil unrest or disruption of mail service; (iii) adverse publicity regarding nutritional supplements; (iv) inability to retain customers of companies (or mailing lists) recently acquired; (v) increased competition; (vi) increased costs; (vii) loss or retirement of key members of management; (viii) increases in the cost of borrowings and/or unavailability of additional debt or equity capital; (ix) unavailability of, or inability to consummate, advantageous acquisitions in the future, including those that may be subject to bankruptcy approval or the inability of NBTY to integrate acquisitions into the mainstream of its business; (x) changes in general worldwide economic and political conditions in the markets in which NBTY may compete from time to time; (xi) the inability of NBTY to gain and/or hold market share of its wholesale and/or retail customers anywhere in the world; (xii) unavailability of electricity in certain geographical areas; (xiii) the inability of NBTY to obtain and/or renew insurance and/or the costs of the same; (xiv) exposure to and expense of defending and resolving product liability and intellectual property claims and other litigation; (xv) the ability of NBTY to successfully implement its business strategy; (xvi) the inability of NBTY to manage its retail, wholesale, manufacturing and other operations efficiently; (xvii) consumer acceptance of NBTY’s products; (xviii) the inability of NBTY to renew leases for its retail locations; (xix) the inability of NBTY’s retail stores to attain or maintain profitability; (xx) the absence of clinical trials for many of NBTY’s products; (xxi) sales and earnings volatility and/or trends for the Company and its market segments; (xxii) the efficacy of NBTY’s Internet and on-line sales and marketing strategies; (xxiii) fluctuations in foreign currencies, including the British Pound, the Euro and the Canadian dollar; (xxiv) import-export controls on sales to foreign countries; (xxv) the inability of NBTY to secure favorable new sites for, and delays in opening, new retail locations; (xxvi) introduction of and compliance with new federal, state, local or foreign legislation or regulation or adverse determinations by regulators anywhere in the world (including the banning of products) and more particularly Good Manufacturing Practices in the United States, the Food Supplements Directive and Traditional Herbal Medicinal Products Directive in Europe and Section 404 requirements of the Sarbanes-Oxley Act of 2002; (xxvii) the mix of NBTY’s products and the profit margins thereon; (xxviii) the availability and pricing of raw materials; (xxix) risk factors discussed in NBTY’s filings with the U.S. Securities and Exchange Commission; (xxx) adverse effects on NBTY as a result of increased gasoline prices and potentially reduced traffic flow to NBTY’s retail locations; (xxxi) adverse tax determinations; (xxxii) the loss of a significant customer of the Company; and (xxxiii) other factors beyond the Company’s control.

Readers are cautioned not to place undue reliance on forward-looking statements. NBTY cannot guarantee future results, trends, events, levels of activity, performance or achievements. NBTY does not undertake and specifically declines any obligation to update, republish or revise forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrences of unanticipated events.

Consequently, such forward-looking statements should be regarded solely as NBTY’s current plans, estimates and beliefs.

(TABLES FOLLOW)

NBTY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

	For the three months
	ended June 30,
(In thousands, except per share amounts)	2007	2006

Net sales	$503,368	$475,297

Costs and expenses:
Cost of sales	240,597	256,594
Advertising, promotion and catalog	28,268	28,112
Selling, general and administrative	157,484	143,955
	426,349	428,661

Income from operations	77,019	46,636

Other income (expense):
Interest	(3,819)	(5,458)
Miscellaneous, net	3,822	(218)
	3	(5,676)

Income before provision for income taxes	77,022	40,960

Provision for income taxes	25,796	11,059

Net income	$51,226	$29,901

Net income per share:
Basic	$0.76	$0.44
Diluted	$0.74	$0.43

Weighted average common shares outstanding:
Basic	67,353	67,204
Diluted	69,600	69,152

NBTY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

	For the nine months
	ended June 30,
(In thousands, except per share amounts)	2007200720072	2006

Net sales	$1,518,065	$1,412,310

Costs and expenses:
Cost of sales	727,174	753,674
Advertising, promotion and catalog	89,472	80,338
Selling, general and administrative	461,387	446,832
Trademark impairment	—	10,450
	1,278,033	1,291,294

Income from operations	240,032	121,016

Other income (expense):
Interest	(13,036)	(21,408)
Miscellaneous, net	7,468	1,928
	(5,568)	(19,480)

Income before provision for income taxes	234,464	101,536

Provision for income taxes	75,029	27,414

Net income	$159,435	$74,122

Net income per share:
Basic	$2.37	$1.10
Diluted	$2.29	$1.07

Weighted average common shares outstanding:
Basic	67,279	67,197
Diluted	69,554	69,081

SALES

(Unaudited)

	THREE MONTHS ENDED			NINE MONTHS ENDED
	JUNE 30,			JUNE 30,
			Percentage			Percentage
(In thousands)	2007	2006	Change	2007	2006	Change

Wholesale / US Nutrition	$248,177	$227,361	9%	$739,874	$667,662	11%

North American Retail	55,666	57,987	-4%	166,403	178,110	-7%

European Retail	152,688	140,453	9%	465,208	423,045	10%

Direct Response /E-Commerce	46,837	49,496	-5%	146,580	143,493	2%

Total	$503,368	$475,297	6%	$1,518,065	$1,412,310	7%

GROSS PROFIT

PERCENTAGES

(Unaudited)

	THREE MONTHS ENDED			NINE MONTHS ENDED
	JUNE 30,			JUNE 30,
	2007	2006	% Increase	2007	2006	% Increase

Wholesale / US Nutrition	42%	31%	11%	42%	31%	11%

North American Retail	59%	59%	0%	59%	58%	1%

European Retail	64%	62%	2%	64%	62%	2%

Direct Response /E-Commerce	59%	57%	2%	61%	60%	1%

Total	52%	46%	6%	52%	47%	5%

ADJUSTED EBITDA**

Reconciliation of GAAP Measures to Non-GAAP Measures **

(Unaudited)

	THREE MONTHS ENDED JUNE 30, 2007
(In thousands)	Pretax Income (Loss)	Depreciation and amortization	Interest	Non-cash charges	Adjusted EBITDA**

Wholesale / US Nutrition	$54,581	$2,772	$—	$—	$57,353
North American Retail	(45)	895	—	550	1,400
European Retail	36,562	2,768	—	—	39,330
Direct Response / E-Commerce	11,787	1,254	—	—	13,041

Segment Results	102,885	7,689	—	550	111,124

Corporate / Manufacturing	(25,863)	5,602	3,819	—	(16,442)

Total	$77,022	$13,291	$3,819	$550	$94,682

	THREE MONTHS ENDED
	JUNE 30, 2006
	Pretax Income (Loss)	Depreciation and amortization	Interest	Non-cash charges	Adjusted EBITDA**

Wholesale / US Nutrition	$23,176	$2,479	$—	$(387)	$25,268
North American Retail	2,114	1,098	—	135	3,347
European Retail	32,769	3,037	—	—	35,806
Direct Response / E-Commerce	12,112	1,254	—	—	13,366

Segment Results	70,171	7,868	—	(252)	77,787

Corporate / Manufacturing	(29,211)	6,072	5,458	—	(17,681)

Total	$40,960	$13,940	$5,458	$(252)	$60,106

** SINCE ADJUSTED EBITDA IS NOT A MEASURE OF PERFORMANCE CALCULATED IN ACCORDANCE WITH U.S. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (“GAAP”), IT SHOULD NOT BE CONSIDERED IN ISOLATION OF, OR AS A SUBSTITUTE FOR OR SUPERIOR TO, OTHER MEASURES OF FINANCIAL PERFORMANCE PREPARED IN ACCORDANCE WITH GAAP, SUCH AS OPERATING INCOME, NET INCOME AND CASH FLOWS FROM OPERATING ACTIVITIES. IN ADDITION, THE COMPANY’S DEFINITION OF ADJUSTED EBITDA IS NOT NECESSARILY COMPARABLE TO SIMILARLY TITLED MEASURES REPORTED BY OTHER COMPANIES.

ADJUSTED EBITDA**

Reconciliation of GAAP Measures to Non-GAAP Measures**

(Unaudited)

NINE MONTHS ENDED

JUNE 30, 2007

(In thousands)	Pretax Income (Loss)	Depreciation and amortization	Interest	Non-cash charges	Adjusted EBITDA**

Wholesale / US Nutrition	$152,918	$8,331	$—	$—	$161,249
North American Retail	2,026	3,029	—	1,134	6,189
European Retail	119,091	8,333	—	—	127,424
Direct Response / E-Commerce	39,878	3,782	—	—	43,660

Segment Results	313,913	23,475	—	1,134	338,522

Corporate / Manufacturing	(79,449)	18,562	13,036	—	(47,851)

Total	$234,464	$42,037	$13,036	$1,134	$290,671

NINE MONTHS ENDED

JUNE 30, 2006

	Pretax Income (Loss)	Depreciation and amortization	Interest	Non-cash charges	Adjusted EBITDA**

Wholesale / US Nutrition	$48,161	$7,609	$—	$11,498	$67,268
North American Retail	132	3,696	—	2,405	6,233
European Retail	109,173	8,331	—	—	117,504
Direct Response / E-Commerce	38,546	3,790	—	—	42,336

Segment Results	196,012	23,426	—	13,903	233,341

Corporate / Manufacturing	(94,476)	18,558	21,408	—	(54,510)

Total	$101,536	$41,984	$21,408	$13,903	$178,831

**   SINCE ADJUSTED EBITDA IS NOT A MEASURE OF PERFORMANCE CALCULATED IN ACCORDANCE WITH U.S. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (“GAAP”), IT SHOULD NOT BE CONSIDERED IN ISOLATION OF, OR AS A SUBSTITUTE FOR OR SUPERIOR TO, OTHER MEASURES OF FINANCIAL PERFORMANCE PREPARED IN ACCORDANCE WITH GAAP, SUCH AS OPERATING INCOME, NET INCOME AND CASH FLOWS FROM OPERATING ACTIVITIES.  IN ADDITION, THE COMPANY’S DEFINITION OF ADJUSTED EBITDA IS NOT NECESSARILY COMPARABLE TO SIMILARLY TITLED MEASURES REPORTED BY OTHER COMPANIES.

NBTY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	June 30,	September 30,
(Dollars and shares in thousands, except per share amounts)	2007	2006

Current assets:
Cash and cash equivalents	$68,752	$89,805
Investments	135,266	—
Accounts receivable, net	96,919	89,154
Inventories	384,888	354,496
Deferred income taxes	26,690	26,636
Prepaid expenses and other current assets	55,842	42,261

Total current assets	768,357	602,352

Property, plant and equipment, net	321,373	309,437
Goodwill	249,967	235,959
Intangible assets, net	159,527	146,169
Other assets	28,998	10,393

Total assets	$1,528,222	$1,304,310

Current liabilities:
Current portion of long-term debt	$946	$18,660
Accounts payable	82,162	64,211
Accrued expenses and other current liabilities	133,734	127,768
Total current liabilities	216,842	210,639

Long-term debt, net of current portion	209,984	191,045
Deferred income taxes	75,328	55,276
Other liabilities	10,230	7,918
Total liabilities	512,384	464,878

Commitments and contingencies

Stockholders’ equity:

Common stock, $0.008 par; authorized 175,000 shares; issued and outstanding 67,369 shares and 67,212 shares at June 30, 2007 and September 30, 2006, respectively	539	538
Capital in excess of par	142,024	138,777
Retained earnings	830,495	671,060
Accumulated other comprehensive income	42,780	29,057
Total stockholders’ equity	1,015,838	839,432

Total liabilities and stockholders’ equity	$1,528,222	$1,304,310

NBTY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the nine months ended June 30,
(In thousands)	2007	2006
Cash flows from operating activities:
Net income	$159,435	$74,122
Adjustments to reconcile net income to cash and cash equivalents provided by operating activities:
Impairments and disposals of property, plant and equipment	1,716	3,683
Depreciation and amortization	42,037	41,984
Foreign currency transaction (gain) loss	(2,012)	2,013
Amortization and write-off of deferred charges	1,698	3,919
Gain on extinguishment of debt	—	(425)
Gain on settlement of interest rate swap	—	(353)
Trademark impairment	—	10,450
(Recovery of) provision for doubtful accounts	(500)	949
Inventory reserves	5,866	248
Deferred income taxes	11,087	4,112
Excess income tax benefit from exercise of stock options	(2,356)	(15)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(4,455)	(8,762)
Inventories	(24,694)	119,429
Prepaid expenses and other current assets	16,725	17,267
Other assets	(433)	344
Accounts payable	13,675	2,619
Accrued expenses and other liabilities	(11,374)	(3,125)
Net cash provided by operating activities	206,415	268,459

Cash flows from investing activities:
Purchase of property, plant and equipment	(41,927)	(26,797)
Proceeds from sale of property, plant, and equipment	97	102
Purchase of available-for-sale investments	(374,869)	—
Proceeds from sale of available-for-sale investments	239,603	39,900
Cash paid for acquisitions, net of cash acquired	(37,005)	—
Restricted cash	(18,698)	—
Purchase price settlements, net	—	1,845
Purchase of intangible assets	—	(433)
Net cash (used in) provided by investing activities	(232,799)	14,617

Cash flows from financing activities:
Principal payments under long-term debt agreements and capital leases	(652)	(276,494)
Principal payments under the Revolving Credit Facility	—	(11,000)
Proceeds from borrowings under the Revolving Credit Facility	—	5,000
Proceeds from settlement of interest rate swap	—	353
Payments for financing fees	(1,649)	—
Excess income tax benefit from exercise of stock options	2,356	15
Proceeds from stock options exercised	892	65
Net cash provided by (used in) financing activities	947	(282,061)

Effect of exchange rate changes on cash and cash equivalents	4,384	1,402

Net (decrease) increase in cash and cash equivalents	(21,053)	2,417
Cash and cash equivalents at beginning of period	89,805	67,282
Cash and cash equivalents at end of period	$68,752	$69,699